SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

Please make checks payable to Sun Life Insurance and Annuity Company of New York. Send the application and check to P.O. Box 9133, Wellesley Hills MA 02481

A.		OWNER INFORMATION
*Name
First Middle				Last
Address_______________________________________________________________________
City_________________________________________________________
Date of Birth		/ /	Social Security Number	/ / Gender M F
*If a trust is designated as Owner, a Verification of Trust form or trust documents must accompany this Application.

B.		ANNUITANT INFORMATION		CO-ANNUITANT INFORMATION (OPTIONAL)
Name				Name
Date of Birth				Date of Birth
Social Security Number			/ /	Social Security Number
Gender	M	F		Gender

C.		PLAN SELECTION
Non qualified		CRT (A CRT waiver form must accompany this application)
IRA Transfer		IRA Rollover		Roth IRA
403(b) Partial Transfer (By checking this box, Owner certifies that the funds transferred continue to be subject to the same or more stringent distribution restrictions as prior to the transfer.)
Qualified Plan Type				Owner/Trustee(if applicable)

D.		BENEFICIARY INFORMATION
			Name	Social Security Number Date of Birth Relationship to Owner
Primary				- - - -
Primary		Contingent		- - - -
Primary		Contingent		- - - -
Please check here if you are attaching additional beneficiary information

Beneficiary designations must be consistent with your applicable retirement plan. For Non-Qualified Contracts the Contract may be continued after the death of the Owner if the Owner's spouse is the beneficiary; otherwise the death benefit must be distributed. Unless otherwise specified, the death benefit will be divided equally among all Primary Beneficiaries who survive the Owner. If no Primary Beneficiary survives the Owner, the death benefit will be divided equally among any contingent Beneficiaries who survive the Owner.

E.		OPTIONAL DEATH BENEFIT (subject to age restrictions)

The Maximum Anniversary Account Value Optional Death Benefit may ONLY be chosen at time of application. The Optional Death Benefit is offered as an enhancement to the basic Death Benefit described in the prospectus. If the option is not elected, the basic Death Benefit will be paid to the beneficiary upon the death of the Owner. The Optional Death Benefit cannot be chosen if an Owner is age 80 or over at the time of application. Once elected this option may not be changed. Check box to select

F.		SPECIAL INSTRUCTIONS (Transfer Company Information, Additional Beneficiaries, Annuity Commencement Date, Annuity Option Election Etc.)

G.		REPLACEMENT CONTRACT
Will this contract replace or change any existing life insurance or annuity in this or any other Company?
If Yes, please explain in Section G, SPECIAL INSTRUCTIONS, and request replacement information from your registered representative.
APP-RCH-NY-MFS-03 Please Complete Reverse Side

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

Please make checks payable to Sun Life Insurance and Annuity Company of New York.

Send the application and check to P.O. Box 9133, Wellesley Hills MA 02481

H.		PURCHASE PAYMENT ALLOCATION

Please indicate how you would like your purchase payment allocated, using whole percentages. Your allocation must total 100%. This allocation will be used for future investments unless otherwise specified. Make check payable to Sun Life Insurance and Annuity Company of New York.

Initial Purchase Payment			$
Please estimate dollar amounts for 1035 exchanges, transfers, rollovers etc.
Sub-Accounts
[
%		MFS/Sun Life Mid Cap Growth S Class		% Mutual Shares Securities Fund
%		MFS/Sun Life Total Return S Class		% Franklin Small Cap Value Securities Series
%		MFS/Sun Life Strategic Growth S Class		% Templeton Foreign Securities Series
%		MFS/Sun Life Money Market S Class		% Lord Abbett Series Fund Mid-Cap Value
%		MFS/Sun Life Emerging Growth S Class		%
%		MFS/Sun Life Research S Class		% Lord Abbett Series Fund Growth Opportunities
%		MFS/Sun Life Capital Opportunities S Class		%
%		MFS/Sun Life Bond S Class		%
%		MFS/Sun Life Value S Class		%
%		MFS/Sun Life Mass Investors Growth Stock S Class		%
%		MFS/Sun Life New Discovery S Class		%
%		MFS/Sun Life Research International S Class		%
%		MFS/Sun Life Strategic Income S Class
%		MFS/Sun Life Strategic Value S Class
%		MFS/Sun Life Capital Appreciation S Class		%
%		MFS/Sun Life Utilities S Class		Apply 60-Day Rate Hold
%		MFS/Sun Life Government Securities S Class		Note: A rate hold is irrevocable and is only available for
%		MFS/Sun Life Mass Investors Trust S Class		1035 exchanges and direct trustee-to-trustee transfers.
%		MFS/Sun Life High Yield S Class
%		MFS/Sun Life Global Growth S Class
%		MFS/Sun Life Mid Cap Value S Class

I.		ACCEPTANCE

I hereby represent my answers to the questions on this Application to be true to the best of my knowledge and belief. All payments and values provided by the contract when based on the investment experience of the variable account are variable and not guaranteed as to dollar amount. I acknowledge receipt of current product and prospectus information.

Owner Signature(s)
Date		Signed at (City & State)
J.		FOR REGISTERED REPRESENTATIVE ONLY

Will this contract replace or change any existing life insurance or annuity in this or any other company?

If yes, please explain under Special Instructions and request replacement information from your agent.

K.	ACCEPTANCE
Will this Contract replace or change any existing life insurance or annuity in this or any other company?
If yes, explain in section G. SPECIAL INSTRUCTIONS, and complete replacement forms if applicable.

Registered Representative's Signature
Broker/Dealer
Phone #
Option A		Option B	Option C	Broker Dealer Account #
APP-RCH-NY-MFS-03
1. __		DOLLAR COST AVERAGING PROGRAM
A.		$5000 minimum Variable Sub-Account or DCA Guarantee option is required to begin a Dollar Cost Averaging Program.
1.		Select ONE of the following programs		6-Month DCA Guarantee Option
Variable Sub-Account DCA Guarantee option: transfer from the following Sub-Account:
2.	Select frequency:	Monthly	Quarterly (cannot be chosen for 6 month DCA Guarantee Option Program)
Note: If you do not make a frequency election your Dollar Cost Averaging will default to monthly.
3.		Select the "Transfer To" Sub-Accounts below (Maximum of 12):
A.

6- or 12-month DCA Guarantee Option Program: Indicate below the PERCENTAGE each Sub-Account is to receive. Percentages must total 100%. If you elect to transfer into an Asset Allocation Program do not complete this section (Part 3) and proceed to Part 4.

Note: I understand that no market value adjustment, either positive or negative, will apply to amounts transferred from a DCA Guarantee Option. If the program is discontinued or altered prior to completion, liquidation of the DCA Guarantee Option will be necessary and a market value adjustment may apply. Transfers from the DCA Guarantee Option will take place over a 6-month or 12-month period. The first transfer to the variable accounts takes place the day the investment is made. The final amount transferred from the DCA Guarantee Option will include interest earned. Any additional purchase payments allocated to the DCA Guarantee Option are treated as the start of a new 6-month or 12-month period.

B.

Variable Sub-Account DCA Option Program: Indicate the DOLLAR AMOUNT each Sub-Account is to receive. The minimum transfer amount is $100 per Sub-Account. Transfers from the Variable Sub-Account designated in Part 1 above will continue until the Owner elects to terminate the program or until the account value in the designated Sub-Account is depleted.

[
Mid Cap Growth S Class			$	Sun Capital Real Estate Fund
Total Return S Class			$	Mutual Shares Securities Fund
Strategic Growth S Class			$	Franklin Small Cap Value Securities Series
Money Market S Class			$	Templeton Foreign Securities Series
Emerging Growth S Class			$	Lord Abbett Series Fund Mid-Cap Value
Research S Class			$	Lord Abbett Series Fund Growth & Income Portfolio
Capital Opportunities S Class			$	Lord Abbett Series Fund Growth Opportunities
Bond S Class			$	PIMCO Total Return Bond Portfolio
Value S Class			$	PIMCO Real Return Bond Portfolio
Investors Growth Stock S Class			$	Oppenheimer Capital Appreciation Fund
New Discovery S Class			$	Oppenheimer Main St. Small Cap Growth Fund
Research International S Class			$	Oppenheimer Main St. Growth and Income]
Strategic Income S Class			$
Strategic Value S Class			$
Capital Appreciation S Class			$
Utilities S Class			$
Government Securities S Class			$
Mass Investors Trust S Class			$
High Yield S Class			$
Global Growth S Class			$
Mid Cap Value S Class			$

APP-RFCHNY-MFS-03
Dollar Cost Averaging Program Acceptance

I understand that this authorization for participation in the Dollar Cost Averaging Program selected above will continue until a written, signed revocation is received by Sun Life Insurance and Annuity Company of New York. I will participate in the Dollar Cost Averaging Option and authorize transfers from the designated Sub-Account or Guarantee Period. I am aware that, each month a level amount is transferred , at no cost, into one or more of the other Sub-Account(s) of my choice, up to a maximum of 12. The balance in the designated Sub-Account or Guarantee Period will continue until the owners account value allocated to the designated Sub-Account/Guarantee Period falls below the total monthly transfer amount, or, if earlier, the Guarantee Period reaches maturity. Under this Option, no market value adjustment, either positive or negative, will apply. The Dollar Cost Averaging period must be at least six months. The Sub-Account/Guarantee Period from which the transfers are to be made must have a minimum balance of $5,000. If the Company is offering an Enhanced Dollar Cost Averaging Program, I will read and sign the disclosure statement on the back of this application.

Owner's Signature:
3.		Portfolio Rebalancing Program

If participating in the Portfolio Rebalancing Program, exchanges will be made among the Sub-Accounts to ensure they reflect the initial Purchase Payment allocation chosen in Section I of the Application, PURCHASE PAYMENT ALLOCATION. These allocations will be used for future payments unless otherwise specified. Purchase payments allocated to the Guarantee Period(s) will not be rebalanced.

Check here to participate in the Portfolio Rebalancing Program
1. Select the Sub-Accounts and percentages for rebalancing in Section I, PURCHASE PAYMENT ALLOCATION, of the Application. Percentages must be whole and total 100%.
2. Select frequency			Quarterly	Semi-Annually
Note: if you do not make a frequency election, your Portfolio Rebalancing program will default to quarterly
4.		Systematic Withdrawal Program
A $10,000 account balance is required to begin the Systematic Withdrawal Program
1. Select amount of withdrawal			$
2. Select frequency:			Monthly	Quarterly
Note: If you do not make a frequency election, your Systematic Withdrawal program will default to monthly.
3. Make an election for federal tax withholding				Withhold

Note: If you do not make a withholding election, Sun Life Insurance and Annuity Company of New York will withhold federal income tax at a rate of 10%. However, some qualified plans are subject to different withholding requirement.

4. For electronic fund transfers to your bank account, complete the following and include a voided check/deposit slip, if applicable. Checking Savings
Account number				ABA Routing Number
Your bank's name				Your bank's telephone number
Your bank's address

Sun Life Insurance and Annuity Company of New York reserves the right to debit your checking/savings account in an effort to correct any overpayment(s) made to that account. Your signature in the Optional Program(s) Acceptance below provides authorization and directs your bank to permit any necessary debit to take place.

5.	Bank Draft	This is only for the withdrawal of funds from your savings or checking account for deposit to your annuity
Note: The minimum bank draft amount is $100 per month with an annual total of at least $1,000.
1. Withdrawal amount		$100	$200	$500
2. From your		Checking Account		Account Number
		Savings Account		Account Number
3. When?		On the first day of
4. How Often?		Monthly		Quarterly
Note: If no frequency is elected, withdrawals will be made monthly

APP-RCH-NY-MFS-03
5. Where?		Transfer to the following Sub-Accounts. If Sub-Accounts differ from those initially selected, all future investments will be made as indicated below.
		1.		2.
6. Bank Information		Bank Name		Bank Telephone Number
Bank Address
ABA Routing Number

Your signature on the authorization Section below indicates your agreement that the rights of the bank named above with respect to checks drawn and debit entries initiated to your account are the same as if they were checks drawn on the bank and signed by you. You also agree that the bank shall be fully protected and without any liability whatsoever in honoring or refusing to honor any such check and in accepting or refusing to accept any such debit entry, whether with or without cause and whether intentionally or inadvertently.

This program may be revoked by Sun Life Insurance and Annuity Company of New York without prior notice if any check is not paid upon presentation or any debit entry is not accepted. You may alter or stop this Program by notifying Sun Life Insurance and Annuity Company of New York at least 15 days prior to the next draft.

Optional Program(s) Acceptance

I understand this authorization is for participation in the Optional Program(s) selected above will continue until my written, signed revocation is received by Sun Life Insurance and Annuity Company of New York.

Owner's Signature:

Description of Basic and Optional Death Benefits

The Basic Death Benefit is equal to the greater of

  the Accumulation Account value for the Valuation Period during which the Death Benefit Date occurs; and

  the excess of (i) the sum of all Purchase Payments made under the Contract over (ii) the sum of all partial withdrawals;

The Maximum Anniversary Account Value Optional Death benefit is equal to the greater of the Basic Death Benefit and the highest Accumulation Account Value on any Contract Anniversary prior to the Owner's 81st birthday adjusted for any subsequent Purchase Payments and partial withdrawals and Charges made between such Contract Anniversary and the Death Benefit Date.

APP-RCH-NY-MFS-03

Sun Life Insurance and Annuity Company of New York Annuity Disclosure Statement

Sun Life Insurance and Annuity Company of New York offers multiple variable deferred annuities for the accumulation of retirement income. These products permits multiple contributions and permits account values to be allocated to variable investment options and to fixed interest called Guarantee Period) options. These products permit account values to be applied to the purchase of a life annuity at the better of current or guaranteed annuity purchase rates. These products offer , death benefits, some of which are optional for an additional cost. The following chart shows the costs of each product:
Surrender Charges	Annual Asset Charge	Optional Death Benefit Charge*	Annual Account Fee
8%,8%, 7%, 6%, 5%, 4%, 3% ("7 Year Product")	1.35%	.20%	$30
8%,8%,7%,6%, 5%, 4%, 3% ("Bonus Product") **	1.70% (if 75 or younger on Issue Date) 1.90% (if 76 or older on Issue Date)	.20%	$50
8%, 8%, 7%, 6% ("4 Year Product")	1.65% (if 75 or younger on Issue Date) 1.85% (if 76 or older on Issue Date) 1.20%		$50
None ("No Surrender Charge Product")	1.70% (if 75 or younger on Issue Date) 1.90% (if 76 or older on Issue Date)	.20%	$50

** The Bonus Product provides for two additional bonus credit options that may be applied to contributions and, if elected, to contract values. The cost for this credit is reflected in the higher surrender charge and annual asset charge. No enhanced Dollar Cost Averaging program will be available with this product.

The undersigned acknowledges that an enhanced dollar cost averaging program may be offered under the 7 Year Product, the 4 Year Product and the No Surrender Charge Product. If the undersigned participates in such a program, the undersigned understands that (i) interest credited to the program exceeds the Company's actual investment earnings, less appropriate risk and expense adjustments; (2) the excess rate is recovered through the product's asset charge which is applied to assets in the variable sub accounts; and (3) The Company only offers this program on the products identified in this paragraph. The undersigned also understands that a dollar cost averaging program may be elected through an allocation to a money market sub account.

These products are available with different investment sub-accounts.

You should review all products carefully with your financial professional to determine which product is best suited to your needs.

Owner's Signature	Date

Date
Co-Owner's Signature

APP-RCH-NY-MFS-03